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                                                                 Exhibit 24(a)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 of the Registration Statement on Form S-1 (33-85244) of Sulcus Computer Corporation to the use of our report dated May 13, 1994 appearing in the prospectus, which is part of such Registration statement, and to the reference to us under the heading "Experts" in such Prospectus.

We also consent to the incorporation by reference therein of our report with respect to the financial schedules of Sulcus Computer Corporation for the years ended December 31, 1993, 1992, 1991 included in the Annual Report (Form 10-K) for 1993 filed with the Securities and Exchange Commission.


/s/ FERRARO & MCMURTRY

Ferraro & McMurtry, P.C.
(Formerly Ferraro Krebs & McMurtry, P.C.)

July 25, 1996


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in this Amendment No. 3 to Registration Statement No. 33-85244 of Sulcus Computer Corporation on Form S-1 of our report dated March 1, 1996, except for Note 2, as to which the date is March 21, 1996 and Note 20, as to which the date is April 10, 1996 on the 1995 and 1994 financial statements and schedule of Sulcus Computer Corporation appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                              /s/ CROWE, CHIZEK AND COMPANY LLP
                                              ---------------------------------
                                                  Crowe, Chizek and Company LLP

Columbus, Ohio
July 25, 1996